Filed Pursuant to Rule 424(b)(3)

Registration No. 333-227169

PROSPECTUS

5,692,397 shares of common stock

Through this prospectus we are registering for resale by the selling stockholder identified herein 5,213,543 shares of our common stock, par value $0.0001 per share, (the “Common Stock”) together with 478,854 shares of Common Stock that the selling stockholder may acquire pursuant to a right to purchase (collectively, the “Shares”).

We are registering the Shares for resale to fulfill our contractual obligation under a Registration Rights Agreement we executed in connection with the purchase, by the selling stockholder, of shares of our Common Stock pursuant to a Stock Purchase Agreement dated July 12, 2018 and described in the section of this prospectus titled “Selling Stockholder.” We will not receive any proceeds from the sale of the Shares by the selling stockholder. The Shares are being registered to permit the selling stockholder to sell the Shares from time to time, in amounts, at prices and on terms determined at the time of sale. The selling stockholder may sell the Shares through ordinary brokerage transactions, directly to market makers for our shares of Common Stock or through any other means described elsewhere in this prospectus under the caption “Plan of Distribution.” The prices at which the selling stockholder may sell the Shares will be determined by prevailing market prices or through privately negotiated transactions. We do not know when or in what amount the selling stockholder may offer the Shares for sale.

Our Common Stock is currently quoted on The Nasdaq Capital Market and trades under the symbol “CLIR.” On September 21, 2018, the closing price for our Common Stock on The Nasdaq Capital Market was $1.70 per share.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2018.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “ClearSign,” the “Company,” “we,” “us,” and “our” are references to ClearSign Combustion Corporation and its consolidated subsidiary.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement, including its exhibits. The selling stockholder may from time to time sell all of the Shares as described in this prospectus under the caption “Plan of Distribution.”

You should rely only on the information contained in this prospectus, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. Neither we nor the selling stockholder (nor any of our or its affiliates) have authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus and in the documents incorporated by reference herein. Neither we nor the selling stockholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder are making an offer of the Shares to be sold under this prospectus in any jurisdiction where such offer or sale is not permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law or as explicitly set forth in this prospectus, we undertake no obligation to publicly update or revise such information whether as a result of new information, future events or any other reason.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus includes, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

·	our limited cash and our history of losses;

·	our ability to successfully develop and implement our technology and achieve profitability;

·	our limited operating history;

·	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

·	customer demand for the products and services we develop;

·	the impact of competitive or alternative products, technologies and pricing;

·	our ability to manufacture any products we develop;

·	general economic conditions and events and the impact they may have on us and our potential customers;

·	our ability to obtain adequate financing in the future;

·	our ability to continue as a going concern;

·	our success at managing the risks involved in the foregoing items; and

·	other factors discussed in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

Summary of the Offering

Because this is a summary, it does not contain all the information about us that may be important to you and that you should consider in making your investment decision. To understand this offering fully, you should read this summary together with the additional detailed information included elsewhere in this prospectus, or incorporated by reference into this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed herein under “Risk Factors.”

As more fully described elsewhere in this prospectus, we have incorporated certain reports and other information we previously filed with the SEC into this prospectus. To the extent that this prospectus includes information as of a later date than the information incorporated by reference, the information in this prospectus updates and supersedes such previously filed information.

Our Company	We design and develop technologies for the purpose of improving key performance characteristics of combustion systems, including emission and operational performance, energy efficiency and overall cost-effectiveness. Our primary technologies include our Duplex™ technology, which achieves very low emissions without the need of external flue gas recirculation, selective catalytic reduction, or higher excess air operation, and our Electrodynamic Combustion Control™ or ECC™ technology, which introduces a computer-controlled electric field into the combustion region that may better control gas-phase chemical reactions and improve system performance and cost-effectiveness.

Common Stock:
Number Outstanding Prior to the Offering	21,417,909 shares

Number Outstanding After the Offering(1)	27,110,306 shares

Trading Symbol (Nasdaq Capital Market)	CLIR

(1)	Assumes that the selling stockholder exercises in full its right to purchase 478,854 shares of Common Stock pursuant to the terms of the Stock Purchase Agreement dated July 12, 2018.

OUR BUSINESS

Our Business

We design and develop technologies for the purpose of improving key performance characteristics of combustion systems, including emission and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex and Electrodynamic Combustion Control (ECC) platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. Our Duplex technology, which is our primary technology, uses a porous ceramic tile above a standard burner to significantly reduce flame length and achieve very low emissions without the need for external flue gas recirculation, selective catalytic reduction, or excess air systems. To date, our operations have been funded primarily through sales of our equity securities. We have earned limited revenue since inception on January 23, 2008, the date of our incorporation in the state of Washington.

Substantially all of our operations are located in the United States, though we are developing sales relationships outside of the United States in industrialized economies.

Based on the results of our testing, we believe our technologies compare favorably with current industry-standard air pollution control technologies, such as selective catalytic reduction devices, low- and ultra-low NOx burners (which address nitrogen oxides or NOx), excess air systems and other similar technologies. Such systems are used in our current target market segments of petroleum refining and petrochemical process heaters, large-scale once through steam generators (OTSGs), enclosed ground flares, and packaged boilers.

Our Industry

The combustion and emissions control markets are significant, both in the wide array of industries in which the systems are used and in the amount of money spent in installing and upgrading systems. These are used to provide heat for all manner of industrial processes, including boilers, furnaces, kilns and turbines. In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of these systems are continually installing, maintaining and upgrading a variety of costly process control, air pollution control and monitoring systems. Although we believe that there are many potential markets for our technologies, to date we have limited the introduction of our technologies to market segments that include petroleum refining process heaters, enclosed ground flares, and OTSGs.

Our Proprietary Technology

Our Duplex burner technology typically consists of a traditional industrial burner and a porous ceramic tile. When the un-combusted mix of gaseous fuel and air is directed at the tile, hot gas combusts within the tile itself. Because the fuel and air have more time to mix, the NOx- forming hot spots that are typically produced in an open flame are greatly eliminated and a dramatically shorter flame is produced. NOx, a regulated pollutant comprised largely of nitrogen oxide and nitrogen dioxide, is greatly reduced without any external fans or associated power, thereby minimizing harmful emissions while improving system efficiency. A shorter flame allows for improved heat transfer and operation of the furnace at a higher capacity and eliminates the possibility of flame impingement and reduces the likelihood of coking in a combustion chamber.

Our Duplex Plug & PlayTM product is designed to provide a more simplified, pre-engineered and standardized direct burner replacement for traditional refinery process heaters. We believe that this product will reduce the customized engineering associated with typical retrofits and lend itself to mass production. The product derives its name from the fact that it is designed to allow a multi-burner heater or furnace to continue operating during installation rather than be shut down.

We have to date applied our Duplex technology through retrofits of existing burners. These often involve engineering around an existing burner architecture that can complicate the Duplex installation. Because of this, we believe that the retrofit market is best suited for larger projects and larger applications of Duplex.

We have now achieved emission results which exceeded current local Best Available Control Technology (BACT) levels in multiple installations in California related to three of our target industries. We intend to continue to demonstrate Duplex’s capabilities through (i) working with local air quality officials to demonstrate the effectiveness of the technology, (ii) operating in-place units, (iii) engineering and testing with new customers and applications, (iv) pursuing additional lab research and development of new applications (e.g. packaged boilers) and next generation improvements to Duplex design and standardization, including the pursuit of more complete systems, similar to the Duplex Plug & Play, for application in other vertical markets, and (v) assisting our customers in making emission results available for designation as BACT by local regulatory bodies.

Our Target Markets

We compete in the combustion and emissions control markets. These are highly competitive industries that are currently dominated by companies that have substantially greater financial resources than we do and established products. However, we believe, based on the testing and the field installations completed to date, that our technologies offer a unique and powerful ability to improve emissions and operational performance, energy efficiency, and overall cost-effectiveness, all of which are critical to our target market. We are targeting the following segments of the combustion market:

•	process heaters for petroleum refining,

•	heating systems in packaged boilers,

•	enclosed ground flares, and

•	larger-scale steam generation systems and power boilers.

In each segment, we are marketing solutions with our Duplex technology that we believe could simultaneously improve both pollution control and operational efficiency characteristics through cost-effective retrofitting of our Duplex technology onto existing standard system designs and new system designs.

Our target markets are greatly affected by air emission regulations and economic conditions, including the price and profitability related to crude oil and its processing. We believe that operators in all of our target markets are under intense pressure to meet current and proposed federal, state and local emissions standards. The standards applicable to our target markets have been developed over the past 50 years with broad political input. Due to the localized effects of poor air quality, we anticipate these standards to continue regardless of political leadership.

Emissions standards largely emanate from the Clean Air Act, which is administered by the Environmental Protection Agency (EPA) and regulates six common criteria air pollutants, including ground-level ozone.

These regulations are enforced by state and local air quality districts as part of their compliance plans. As a precursor to ground-level ozone, NOx is a regulated emission by local air quality districts in order to achieve the EPA limits. The 8-hour ground-level ozone regulations have been reduced from 84 parts per billion (ppb) in 1997, to 75 ppb in 2008, and 70 ppb in 2015, with the requirement of realizing these levels approximately 25 years following the year of legislation. The areas of non-attainment related to this 1997 limit of 84 ppb are depicted below in the map on the left and the projected areas of non-attainment related to the 2015 limit of 70 ppb are depicted below in the map on the right.

Non-attainment areas under the 1997 limit of 84 ppb Source: EPA, August 2016	Projected non-attainment areas under the 2015 limit of 70 ppb Source: URS, August 2015

Additionally, we believe that current emissions standards in Europe, China and Canada will continue to trend towards stricter air emission standards as these jurisdictions seek to achieve cleaner air. Existing and new emissions standards in such jurisdictions may create additional market opportunities for us.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Corporate Information

Our primary facilities and executive offices are located at 12870 Interurban Avenue South, Seattle, Washington 98168, and our telephone number is (206) 673-4848. We were incorporated in Washington on January 23, 2008. Additional information about us is available on our website at www.clearsign.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our Common Stock is currently traded on The NASDAQ Capital Market under the ticker symbol “CLIR.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risk factors described below, together with all of the other information included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section titled “Item 1A. – Risk Factors” in our most recent Annual Report on Form 10-K, as amended or supplemented, which is on file with the SEC, in evaluating our future prospects. In particular, keep these risk factors in mind when you read “forward-looking” statements elsewhere in this prospectus. Forward-looking statements relate to our expectations for future events and time periods. Generally, the words “anticipates,” “expects,” “intends,” “may,” “should,” “plans,” “believes,” “predicts,” “potential” and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. Any of the risks listed in our most recent Annual Report on Form 10-K, as amended or supplemented, or any other documents incorporated by reference into this prospectus, or any of the following risks could harm our business, operating results or financial condition and could result in a complete loss of your investment in the Common Stock sold under this prospectus. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also harm our business and financial condition in the future.

Risks Related to this Offering

In making your investment decision, you should rely only on statements made in this prospectus in determining whether to purchase our securities.

You should carefully evaluate all of the information in this prospectus. We have received in the past, and may continue in the future to receive, media coverage, including coverage that is not directly attributable to statements made by our officers and employees, that incorrectly reports on statements made by our officers or employees or that is misleading as a result of omitting to state information provided by us or our officers or employees. You should rely only on the information contained in this prospectus in determining whether to purchase our securities.

There may be future sales or other dilution of our equity securities, which may adversely affect the market price of our Common Stock.

We are generally not restricted from issuing additional shares of Common Stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. After this offering, the market price of our Common Stock could decline as a result of sales of our Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock.

The sale of a substantial amount of our Common Stock in the public market by the selling stockholder could adversely affect the market price of our Common Stock.

Prior to the sale of the Shares to the selling stockholder, we had 21,417,909 shares of Common Stock issued and outstanding. Following the purchase of the Shares by the selling stockholder, we had 26,631,452 shares of Common Stock issued and outstanding.

Assuming the registration statement of which this prospectus is a part is declared effective by the SEC, the Shares registered for the selling stockholder will be generally available for immediate sale. Sales of the Shares in the public market by the selling stockholder, or the perception that such sales might occur, could adversely affect the market price of our Common Stock.

The price of our Common Stock may be volatile, and the market price of our Common Stock may decrease.

The per-share price of our Common Stock may vary from time to time. The factors that may cause the market price of our Common Stock to fluctuate include, but are not limited to:

●	progress, or lack of progress, in developing and commercializing our technology;

●	our ability to recruit and retain qualified personnel;

●	changes in the perception of investors and securities analysts regarding the risks to our business or the condition of our business;

●	changes in our relationships with key customers;

●	changes in the market valuation or earnings of our competitors or companies viewed as similar to us;

●	changes in key personnel;

●	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

●	the granting or exercise of employee stock options or other equity awards; and

●	general market and economic conditions.

In addition, the equity markets have experienced significant price and volume fluctuations that have affected the market prices for the securities of small companies such as ours for a number of reasons, including reasons that may be unrelated to the business or operating performance. These broad market fluctuations may result in a material decline in the market price of our Common Stock and you may not be able to sell your shares at prices you deem acceptable. In the past, following periods of volatility in the equity markets, securities class action lawsuits have been instituted against public companies. Such litigation, if instituted against us, could result in substantial cost and in the diversion of management attention.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the selling stockholder. If the selling stockholder exercises the right granted in the Stock Purchase Agreement to purchase 478,854 shares of our Common Stock, we will receive the proceeds from the purchase.

The selling stockholder will pay any underwriting discounts and commissions and any similar expenses it incurs in selling the Shares covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDER

Background of the Offering

On behalf of the selling stockholder named in the table below (including its successors or permitted assigns who receive any of the shares of Common Stock covered by this prospectus), we are registering, pursuant to the registration statement of which this prospectus forms a part, the Shares that were sold to the selling stockholder pursuant to a Stock Purchase Agreement entered into by the selling stockholder and us on July 12, 2018. The transaction closed on July 20, 2018 (the “Closing Date”). Pursuant to the Stock Purchase Agreement, the selling stockholder purchased 5,213,543 shares of our Common Stock at a price of $2.25 per share and we granted to the selling stockholder the right to purchase 478,854 shares of our Common Stock at a price of $4.00 per share. The right to purchase will expire seven days following the Expiration Date under the Warrant Agreement. The term “Warrant Agreement” refers to that certain Warrant Agreement entered into between us and VStock Transfer, LLC dated December 7, 2016 and the Expiration Date refers to January 25, 2019, as that date may be extended.

When we refer to “the selling stockholder” in this prospectus, we mean the stockholder listed in the table below, and any pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interest in the Shares other than through a public sale.

We are registering the resale of the Shares to fulfill our contractual obligation under a Registration Rights Agreement we entered into with the selling stockholder on the Closing Date in conjunction with the sale of the Shares. Under the terms of the Registration Rights Agreement, we are obligated, among other things and subject to the conditions and exceptions contained therein, to file one or more registration statements under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of the Shares, and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC no later than the date that is six months after the Closing Date. We have also agreed to use our commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date on which the Shares cease to be Registrable Securities, as defined in the Registration Rights Agreement. The Shares will cease to be Registrable Securities when (a) a registration statement with respect to the sale of the Registrable Securities is declared effective by the SEC and the Shares have been disposed of by the selling stockholder in accordance with the registration statement, (b) the Shares have been sold in accordance with Rule 144, (c) the Shares become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144, (d) the Shares have been sold, transferred or otherwise disposed of, or (e) the Shares cease to be outstanding.

The selling stockholder may sell all, some or none of the Shares covered by this prospectus. Additional information relating to sales of the Shares offered by the selling stockholder is contained elsewhere in this prospectus under the caption “Plan of Distribution.”

The Shares being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus forms a part remains effective, by or for the account of the selling stockholder. After the date that the registration statement of which this prospectus forms a part is declared effective, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its Shares. Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth as of the date of this prospectus the:

•	name of the selling stockholder;

•	number of shares of Common Stock owned beneficially by the selling stockholder;

•	number of Shares offered by the selling stockholder pursuant to this prospectus;

•	number of Shares owned by the selling stockholder following the sale of the Shares covered by this prospectus; and

•	percentage of our Common Stock owned by the selling stockholder following the sale of the Shares covered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to outstanding voting securities, as well as any voting securities which the person has the right to acquire within 60 days, through the conversion or exercise of any security or other right. The information as to the number of shares of our Common Stock owned by the selling stockholder is based upon our books and records, the information provided by our transfer agent and other information that we have determined to be reliable.

Because the selling stockholder identified in the following table may sell some or all of the Shares owned by it which are included in this prospectus, no estimate can be given as to the number of Shares available for resale hereby that will be held by the selling stockholder upon termination of this offering. We have, therefore, assumed for the purposes of the following table, that the selling stockholder will sell all of the Shares owned beneficially by it that are covered by this prospectus, but will not sell any other shares of our Common Stock that it presently owns. Unless otherwise indicated in footnotes, shares in the table refer to shares of outstanding Common Stock. All of the Shares reflected in the table under “Number of Shares of Common Stock Offered Pursuant to this Prospectus” are owned, including beneficially, directly by the selling stockholder, and we are advised that no other person (including any person identified in the notes to the table) has any beneficial interest therein.

Within the past three years the selling stockholder has not held any position or office or had any other material relationship with us or with any of our predecessors or affiliates. However, in conjunction with the sale of the Shares to the selling stockholder, we appointed Robert T. Hoffman Sr. as a director. Mr. Hoffman is the managing member of GPCLIRSPV LLC which, in turn, is the managing member of the selling stockholder. See footnote (1) of the following table.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After this Offering	Percentage of Common Stock Owned After the Offering

clirSPV, LLC	5,692,397(1)(2)	5,692,397	0	N/A

(1) GPCLIRSPV LLC, the managing member of clirSPV LLC, has voting and investment power over the Shares. Robert T. Hoffman Sr. is the managing member of GPCLIRSPV LLC. Each of GPCLIRSPV LLC and Robert T. Hoffman Sr. disclaims beneficial ownership over the Shares.

(2) This amount represents 5,213,543 shares of issued and outstanding Common Stock and 478,854 shares of Common Stock that the selling stockholder has the right to purchase, pursuant to the terms of the Stock Purchase Agreement, during the period that began on July 20, 2018 and ends seven days following the Expiration Date under the Warrant Agreement, as described above.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of the Shares or interests in the Shares on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part;

•	whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of the Shares at a stipulated price per Share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the Shares pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such selling stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which the Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the selling stockholder that a donee or pledgee intends to sell more than 500 Shares, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Shares or interests in the Shares, the selling stockholder may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The selling stockholder may also sell the Shares short after the effective date of the registration statement of which this prospectus is a part and deliver the Shares to close out the short positions, or loan or pledge the Shares to broker-dealers that in turn may sell the Shares. The selling stockholder may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act during such time as it may be engaged in a distribution of the Shares. The foregoing may affect the marketability of the Shares.

The aggregate proceeds to the selling stockholder from the sale of the Shares offered by it will be the purchase price of the Shares less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the Shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until (a) a registration statement with respect to the sale of the Shares is declared effective by the SEC and the Shares have been disposed of by the selling stockholder in accordance with the registration statement, (b) the Shares have been sold in accordance with Rule 144, (c) the Shares become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144, (d) the Shares have been sold, transferred or otherwise disposed of, or (e) the Shares cease to be outstanding.

LEGAL MATTERS

Mitchell Silberberg & Knupp LLP, with an office at 437 Madison Avenue, 25th Floor, New York, New York, will pass upon the validity of the securities offered in this prospectus. An entity controlled by a principal of Mitchell Silberberg & Knupp owns 3,800 shares of our common stock.

EXPERTS

Gumbiner Savett Inc., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on the report of Gumbiner Savett Inc., given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.clearsign.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 27, 2018;
•	all information in our proxy statement filed with the SEC on April 18, 2018 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, as filed with the SEC on May 10, 2018 and August 13, 2018, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2018, February 13, 2018, February 16, 2018, February 26, 2018, April 18, 2018, May 4, 2018, July 17, 2018 (other than the portions of the filing that were furnished rather than filed), and July 20, 2018 (other than the portions of the filing that were furnished rather than filed); and

•	The description of our Common Stock included in the Form 8-A filed with the SEC on April 23, 2012.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to ClearSign Combustion Corporation, 12870 Interurban Avenue South, Seattle, Washington 98168, Attn: Chief Financial Officer, Telephone: (206) 673-4848.